Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Mid Penn Bancorp, Inc. of our report dated March 25, 2013, relating to the consolidated financial statements of Mid Penn Bancorp, Inc. as of December 31, 2012 and for the two-year period ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Registration Statement on Form S-4.

/s/ Baker Tilly Virchow Krause, LLP

Allentown, Pennsylvania

October 31, 2014